UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2007

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California		94566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2007, Lipid Sciences, Inc. (the “Company”) entered into amended and restated employment agreements with S. Lewis Meyer, Ph.D., President and Chief Executive Officer, Sandra Gardiner, Chief Financial Officer, and Dale Richardson, Vice President of Business Development.  The amended and restated agreements reflect the current salaries of the officers and clarify provisions of the previous agreements, including those relating to severance and survival of the severance and confidentiality obligations beyond the expiration of the term of the agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement, by and between Lipid Sciences, Inc. and S. Lewis Meyer, Ph.D.

Exhibit 10.2	Second Amended and Restated Employment Agreement, by and between Lipid Sciences, Inc. and Sandra Gardiner.

Exhibit 10.3	Second Amended and Restated Employment Agreement, by and between Lipid Sciences, Inc. and Dale Richardson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: April 20, 2007	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer